Exhibit 23.1

[Letterhead of Commerce & Finance Law Offices]

June 20, 2007

Home Inns & Hotels Management Inc.

Lane No. 421 Chang Ping Road

Jing An District

Shanghai 200041, People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under the heading “Key Information — Risk Factors” in Home Inns & Hotels Management Inc. ’s Annual Report on Form 20-F for the year ended December 31, 2006, which will be filed with the Securities and Exchange Commission in the month of June 2007.

Yours faithfully,

/s/ Commerce & Finance Law Offices